EXHIBIT 10



                          UNITED STATES DISTRICT COURT
                            WESTERN DISTRICT OF TEXAS
                              SAN ANTONIO DIVISION

     KEVIN S. FLANNERY, et al.,         *
                                        **
                    Plaintiffs,         *
                                        *
     v.                                 *
                                        *
                                        *    CIVIL NO. SA-95-CA-1298
     TESORO PETROLEUM CORP., et al.,    *
                                        *
                    Defendants.         *
                                        *
     v.                                 *
                                        *
     WHELAN MANAGEMENT CORP., et al.,   *


                      ORDER DENYING PRELIMINARY INJUNCTION
                      ------------------------------------
               Plaintiffs are part of a dissident group of Tesoro shareholders that have formed the Stockholder Committee to solicit written consents of Tesoro shareholders in an effort to remove and replace the current Board of Directors and management of Tesoro. Plaintiffs initiated this lawsuit alleging mismanagement of Tesoro by its corporate officers and directors, and seek judicial assistance in their attempt to take control of Tesoro. Plaintiffs filed a preliminary Consent Statement with the Securities Exchange Commission on December 26, 1995, the same day they initiated this lawsuit.
               Defendant Tesoro Petroleum Corporation ("Tesoro") seeks to enjoin plaintiffs from proceeding with their consent


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     solicitation effort which allegedly violates Sections 13(d) and 14(a)
     of the Securities Exchange Act of 1934 (the "Exchange Act") and Securities and Exchange Commission ("SEC") rules, due to numerous inaccuracies contained in the preliminary consent solicitation materials. Tesoro seeks a preliminary injunction to prevent plaintiffs from proceeding with the consent solicitation purportedly to allow adequate time for both sides to present their respective arguments to the stockholders of Tesoro.
               Plaintiffs have presented to the Court and counsel an amended Consent Statement which purportedly satisfies the objections Tesoro had with the preliminary Consent Statement. Plaintiffs contend that the use of the amended Consent Statement to solicit written consents would not violate any securities laws. On January 31, 1996, the Court held the preliminary injunction hearing and took the matter under advisement. The Court has fully considered the arguments and legal authorities presented by counsel. Upon consideration, the Court will not issue a preliminary injunction.
     DISCUSSION
               Tesoro has the burden of proving that it is entitled to a preliminary injunction. Tesoro must prove the four elements which would entitle it to such relief. First, Tesoro must show that there is a substantial likelihood that it will succeed on the merits. Second, there must be a substantial threat that

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     Tesoro will suffer irreparable harm if the Court does not grant the requested injunction. Third, the threatened harm to Tesoro must outweigh the threatened harm to plaintiffs. Fourth, the imposition of a preliminary injunction in this case must not disserve public interest. Sierra Club v. F.D.I.C, 992 F.2d 545, 551(5th Cir.1993),
                ----------------------
     citing Canal Authority of Florida v. Calloway, 489 F.2d 567, 572 (5th
            --------------------------------------
     Cir.1974). A preliminary injunction is an extraordinary remedy and should only be granted if the moving party has fully satisfied the burden of proof. Mississippi Power & Light v. United Gas Pipe Line
                       -------------------------------------------------
     Co., 760 F.2d 618 (5th Cir.1985)  Merely establishing a risk of
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     irreparable harm is not enough.  Rather, the moving party has the burden of proving a substantial likelihood of irreparable harm.  Canal
                                                                      -----
     Authority of Florida, 489 F.2d at 572.
     --------------------
               Tesoro attempted to satisfy its burden of proof by substantiating its claims that by filing the preliminary Consent Statement with the SEC, plaintiffs have violated the disclosure requirements of the Exchange Act. Affidavits filed by Tesoro explain why certain statements in the preliminary Consent Statement are materially false and misleading. Plaintiffs contend that there has been no violation of the disclosure requirements because there has been no solicitation. Plaintiffs filed the preliminary Consent Statement with the SEC, but have not mailed it to any stockholders. Plaintiffs cite Ferro v.

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     Blankenship, Case No. EP-95-CA-4-DB (W.D. Tex.-El Paso Division, March

     17, 1995), in support of their argument.  In Ferro, Judge Briones
                                                  -----
     examined the language in Section 14(a) and the rules promulgated thereunder which prohibit solicitation of proxies in violation of SEC rules. Judge Briones found that in order to state a claim under
     Section 14(a) and SEC Rule 14a-9, 17 C.F.R. Section 240, it must be alleged that proxies had actually been solicited. Tesoro attempted to distinguish Ferro, but did not cite any legal authority which
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     contradicts Ferro.  The Court considers the opinion of Judge Briones
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     well reasoned and similarly finds that an actual solicitation must be made before plaintiffs can be accused of making an improper solicitation. Therefore, all arguments made by Tesoro in support of a preliminary injunction which are premised upon the accusation that plaintiffs have already violated disclosure requirements with the filing of the preliminary Consent Statement with the SEC are meritless.
               The Court must then look forward to determine if plaintiffs will be violating any disclosure requirements in the immediate future. Plaintiffs filed with the Court their proposed amended Consent Statement and, if not enjoined by the Court, plaintiffs intend to solicit proxies with the amended Consent Statement, subject to the approval of the SEC. The amended Consent Statement purportedly addresses all the objections Tesoro


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     raised against the preliminary Consent Statement, thereby undermining or rendering moot all of Tesoro's claims that plaintiffs are attempting to solicit consents with materials that violate the disclosure requirements of various securities laws. Plaintiffs expect to receive further comments from the SEC after filing the amended Consent Statement, which will necessitate further revisions. Plaintiffs argue that Tesoro has not proven that it is entitled to an injunction, and that an injunction would only be appropriate if the final draft of the consent solicitation materials contain materially false and misleading statements.
               The Court finds that Tesoro has not shown that the amended Consent Statement contains materially false and misleading statements which, if actually used to solicit proxies, would violate any disclosure requirements. Tesoro's responsive arguments highlight its need to conduct discovery to determine whether the curative disclosures in the amended Consent Statement are sufficient. Tesoro simply cannot prove that the solicitation materials in their current or future state will likely violate disclosure agreements. Therefore, Tesoro has not proved that it is entitled to a preliminary injunction.


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               Accordingly, Tesoro's request for a preliminary injunction is denied, and the Temporary Restraining Order is hereby dissolved.
               SIGNED the 1st day of February, 1996 at 3:30 p.m
                          ---



                                        -----------------------------------
                                        H. F. Garcia
                                        United States District Judge


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